Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, News America Debenture-Backed Series 2002-9
*CUSIP:    21988G437       Class     A-1
           21988GBT2       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 1, 2005.

INTEREST ACCOUNT
----------------


Balance as of   June 1, 2005.....                                                  $0.00
         Scheduled Income received on securities.....                      $1,015,637.50
         Unscheduled Income received on securities.....                            $0.00

LESS:
         Distribution to Class A-1 Holders.....                           -$1,015,625.00
         Distribution to Class A-2 Holders.....                                   -$0.00
         Distribution to Depositor.....                                           -$0.00
         Distribution to Trustee.....                                            -$12.50
Balance as of December 1, 2005.....                                                $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of June 1, 2005.....                                                    $0.00
         Scheduled Principal received on securities.....                           $0.00

LESS:
         Distribution to Holders.....                                             -$0.00
Balance as of   December 1, 2005.....                                              $0.00

               UNDERLYING SECURITIES HELD AS OF   December 1, 2005

     Principal
      Amount                             Title of Security
     ---------                           -----------------
    $26,210,000           News America Incorporated 7.75% Senior Debentures
                          due December 1, 2045
                          *CUSIP:  652478BA5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Hold